UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2005

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On April 6, 2005, Netopia, Inc. (the “Company”) and Mark H. Perry entered into an Amendment to Employment Agreement (the “Amendment”). The Amendment amended the Employment Agreement dated October 21, 2004 between the Company and Mr. Perry. Under the terms of the Amendment, the Company has agreed to continue to employ Mr. Perry through August 15, 2005. Mr. Perry will continue as the Company’s Interim Senior Vice President and Chief Financial Officer through May 15, 2005. Effective May 16, 2005 and continuing through August 15, 2005, the Company will employ Mr. Perry as Executive Advisor, during which period Mr. Perry (a) will assist the Company’s new Chief Financial Officer and (b) will continue to assist in the Company’s activities related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Effective May 16, 2005 and continuing through August 15, 2005, the Company has agreed to compensate Mr. Perry at the rate of $10,000 per month, and Mr. Perry will continue to be eligible to participate in all employee benefit plans and programs in which he is participating as of the date of the Amendment.

On April 6, 2005, the Company and Charles Constanti entered into a letter agreement. Under the terms of the letter agreement, effective April 18, 2005, the Company has agreed to employ Mr. Constanti as its Vice President, Finance. Effective May 16, 2005, the Company has agreed to employ Mr. Constanti as its new Vice President and Chief Financial Officer (Principal Accounting and Financial Officer). The Company has agreed to compensate Mr. Constanti at the rate of $230,000 per year. In addition, Mr. Constanti is eligible to receive a potential bonus of up to $20,000 for the fiscal year ending September 30, 2005, and a potential bonus of up to $45,000 for the fiscal year ending September 30, 2006. Mr. Constanti will be eligible to participate in the Company’s employee benefits and executive employee benefits made available generally by the Company to its officers in the United States. Mr. Constanti will be eligible to enter into an Indemnification Agreement in substantially the same form as the indemnification agreements currently in place between the Company and its directors and other executive officers. Mr. Constanti will be eligible to enter into a change-of-control severance agreement in substantially the same form as the change-of-control severance agreements currently in place between the Company and its other executive officers. In addition, subject to final approval by the Option Committee of the Company’s Board of Directors, Mr. Constanti will be granted stock options to purchase two hundred thousand (200,000) shares of the Company’s common stock. The stock options will be subject to all terms and conditions of the Company’s stock option plan, and the exercise price will be the fair market value of the Company’s common stock on the date of grant. When granted, the stock options will vest on a quarterly basis over a 4-year period commencing on April 18, 2005, the start date of Mr. Constanti’s employment.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 11, 2005, the Company announced that Mark H. Perry will serve as the Company’s Interim Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer) through May 15, 2005. As described above in Item 1.01, the Company has entered into an Amendment to Employment Agreement with Mr. Perry, the material terms of which are set forth above in Item 1.01.

On April 11, 2005, the Company announced that effective May 16, 2005, Charles Constanti will become the Company’s Vice President and Chief Financial Officer (Principal Accounting and Financial Officer). Mr. Constanti is 41 years old. Mr. Constanti has not previously been employed by the Company as an employee or engaged by the Company in any capacity. Mr. Constanti will commence his employment on April 18, 2005, and he will serve as Vice President, Finance from April 18, 2005 through May 15, 2005. Most recently, from May 2001 to April 2005, Mr. Constanti has served as vice president of finance and corporate controller of Quantum Corporation, for which he earlier served in different accounting and finance positions since January 1997. From 1989 to 1996, Mr. Constanti served in accounting positions at Bank of America Corporation, including vice president of accounting policy and vice president of corporate accounting. From 1986 to 1989, Mr. Constanti was an auditor employed by PricewaterhouseCoopers, serving at the legacy firm Price Waterhouse. Mr. Constanti is a certified public accountant. The terms of Mr. Constanti’s employment are set forth in a letter agreement dated April 6, 2005 between the Company and Mr. Constanti, the material terms of which are set forth above in Item 1.01.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

Exhibit Number	Description
10.3	Amendment to Employment Agreement dated April 6, 2004 between Mark H. Perry and Netopia, Inc.

10.4	Letter Agreement dated April 6, 2004 between Charles Constanti and Netopia, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: April 11, 2005	By:	/s/ ALAN B. LEFKOF
Alan B. Lefkof
President and Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.3	Amendment to Employment Agreement dated April 6, 2004 between Mark H. Perry and Netopia, Inc.

10.4	Letter Agreement dated April 6, 2004 between Charles Constanti and Netopia, Inc.